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EXHIBIT 32

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

        Each of the undersigned officers of NeuroMetrix, Inc. (the "Company") hereby certifies to his knowledge that the Company's quarterly report on Form 10-Q for the quarter ended June 30, 2010 to which this certification is attached (the "Report"), as filed with the Securities and Exchange Commission on the date hereof, fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ SHAI N. GOZANI, M.D., PH.D. Shai N. Gozani, M.D., Ph.D. Chairman, President and Chief Executive Officer
/s/ THOMAS T. HIGGINS Thomas T. Higgins Senior Vice President, Chief Financial Officer and Treasurer

August 10, 2010

        This certification is being furnished and not filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and shall not be incorporated into any document for any purpose, under the Securities Exchange Act of 1934, as amended, or the Securities Act of 1933, as amended.

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  EXHIBIT 32